Exhibit 10.1

PURCHASE-MONEY SECURITY AGREEMENT

THIS PURCHASE-MONEY SECURITY AGREEMENT (the “Agreement”) dated as of April 13, 2017 by and between GREAT BASIN SCIENTIFIC, INC., a Delaware corporation (the “Grantor”), in favor of UTAH AUTISM FOUNDATION, a Utah non-profit corporation (the “Lender”).

Statement of Purpose

Pursuant to the Purchase-Money Promissory Note of even date herewith (the “Purchase-Money Note”), made by Grantor in favor of Lender, Lender is loaning Grantor cash funds to acquire from Onset Financial, Inc. the equipment specifically identified on Exhibit “A” attached hereto and hereby made a part of this Agreement (the “Equipment”).

In connection with the transaction contemplated by the Purchase-Money Note and as a condition precedent thereto, Lender has requested that Grantor grant a continuing purchase-money security interest in and to the “Collateral” (as hereinafter defined) to secure the “Secured Obligation” (as hereinafter defined), and Grantor has agreed to do so pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender to enter into and make available the loan pursuant to the Purchase-Money Note, Grantor hereby agrees with Lender as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined in this Agreement, including the preambles and recitals hereof, shall have the meaning assigned thereto in the Purchase-Money Note. In the event of a conflict between capitalized terms defined herein and in the Purchase-Money Note, the Purchase-Money Note shall control. The following additional terms when used in this Agreement shall have the following meanings:

“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Collateral” shall have the meaning assigned thereto in Section 2(a) hereof.

“Event of Default” means the occurrence of an “Event of Default” under the Purchase-Money Note.

“Financing Statement” shall mean the UCC-1 Financing Statement naming Grantor as debtor and Lender as secured party, with respect to the Collateral.

“Governmental Authority” means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Loan Documents” means this Agreement, the Purchase-Money Note and any other document executed in connection with the foregoing.

“Material Adverse Effect” means, with respect to Grantor, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of Grantor or the ability of Grantor to perform its obligations under the Loan Documents or any material contracts.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

“Proceeds” means all “proceeds” (as defined by the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, including, without limitation, all claims of Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Secured Obligation” means all indebtedness and obligations under the Purchase-Money Note and any renewals and extensions thereof and replacements and substitutions thereof.

“Security Interest” means the security interest granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligation pursuant to the provisions of this Agreement.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of

Utah; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Utah, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.  The Security Interest.

(a)To secure the Purchase-Money Note and to secure the full and prompt payment and performance of the Secured Obligation, Grantor hereby grants to Lender a continuing purchase-money security interest in and to all of Grantor’s right, title and interest in and all of the Equipment, wherever located (collectively, the “Collateral”):

(b)The Security Interest is granted as security only and shall not subject Lender to, or transfer to Lender, or in any way affect or modify, any obligation or liability of Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 3.  Representations and Warranties.  Grantor represents and warrants as follows:

(a) Grantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and duly qualified as a foreign corporation in Utah, and in the other jurisdictions in which Grantor does business and where any of the Collateral may be located.

(b) Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Security Interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Security Interest on the Collateral pursuant to, this Agreement.

(c)This Agreement constitutes a legal, valid and binding obligation of Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(d)The execution, delivery and performance of this Agreement will not violate any provision of any material Applicable Law or material contractual obligation of Grantor and will not result in the creation or imposition of any Lien on any of the material properties or revenues of Grantor pursuant to any Applicable Law or contractual obligation of Grantor, except as contemplated hereby.

(e)No consent or authorization of, filing with any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Grantor), is required in connection with the execution, delivery, performance, validity or enforceability against Grantor of this Agreement, except filings under the Uniform Commercial Code.

(f)No material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Grantor after due inquiry, threatened by or against Grantor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(g)Grantor has good and marketable title to all of the Collateral, free and clear of any Liens. No financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction. Grantor has not performed any acts that would prevent or hinder Lender from enforcing any of the terms of this Agreement.

SECTION 4.  Further Assurances; Covenants.

(a)General. Grantor shall maintain Lender’s Security Interests in the Collateral as first priority perfected Liens thereon. Grantor shall, promptly upon request of Lender, provide to Lender all information and evidence that Lender may reasonably request concerning the Collateral to enable Lender to enforce the provisions of this Agreement. Grantor shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom. Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person or entity.

(b)Collateral. Grantor shall maintain each material item of Collateral in the same condition, repair and working order as when acquired, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and shall as quickly as practicable provide all maintenance, service and repairs necessary for such purpose and shall promptly furnish to Lender a statement respecting any material loss or damage to any material portion of the Collateral.

(c)Indemnification. Grantor agrees to pay, and to save Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) with respect to, or resulting from, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral.

SECTION 5. Reporting and Recordkeeping. Grantor respectively covenants and agrees with Lender that from and after the date of this Agreement and until the Secured Obligation has been paid in full and satisfied:

(a)Maintenance of Records Generally. Grantor shall keep and maintain at its own cost and expense complete and accurate records of the Collateral, all in a manner consistent with Grantor’s past practice.

(b)Notices. Grantor shall advise Lender promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material adverse change in the composition of the Collateral, and (iii) of the occurrence of any other event which could have a Material Adverse Effect on the Collateral or on the validity, perfection or priority of the Security Interest.

SECTION 6.  General Authority.

(a) Grantor hereby appoints Lender its true and lawful attorney, with full power of substitution, in the name of Grantor, Lender or otherwise, to exercise, at any time and from time to time all or any of the following powers: (i) to file the Financing Statements and any financing statements, financing statement amendments and continuation statements referred to Section 4(a) hereof, (ii) to settle, compromise, prosecute or defend any action or proceeding with respect to any Collateral, and (iii) to sell, transfer, assign or otherwise deal in or with the Collateral and the Proceeds thereof, as fully and effectually as if Lender were the absolute owner thereof; provided that Lender shall not take any of the actions described in this Section 6 except those described in clause (i) above unless an Event of Default shall have occurred and be continuing and Lender shall give Grantor not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which threatens to decline speedily in value.

(b) Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Grantor also authorizes Lender at any time and from time to time, to execute, in connection with the sale provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

SECTION 7.  Remedies Upon Event of Default.

(a)If any Event of Default has occurred and is continuing, Lender may exercise all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, Lender may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem satisfactory. Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Grantor. The notice of such sale shall be given to Grantor ten (10) days prior to such sale and (A) in case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which sale may be consummated. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Grantor shall remain liable for any deficiency.

(b)For the purpose of enforcing any and all rights and remedies under this Agreement, Lender may (i) require Grantor to, and Grantor agrees that it shall upon the request of Lender, forthwith assemble all or any part of the Collateral as directed by Lender and make it available at a place designated by Lender that is, in such Lender’s opinion, reasonably convenient to such Lender and Grantor, and/or (ii) to the extent permitted by Applicable Law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located and, without charge or liability to Lender, remove such Collateral from such premises.

SECTION 8. Limitation on Duties of the Lender Regarding Collateral. Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

SECTION 9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by Lender to the Secured Obligation in any manner Lender deems appropriate.

SECTION 10. Expenses. In the event that Grantor fails to comply with the provisions of the Purchase-Money Note or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, Lender may, but shall not be required to, effect such compliance on behalf of Grantor, and Grantor shall reimburse Lender for the costs thereof on demand. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums for which Grantor may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by Lender in enforcing or protecting the Security Interests or any of their rights or remedies thereon shall be payable by Grantor on demand and shall bear interest (after as well as before judgment) until paid at the rate then applicable under the Purchase-Money Note and shall be additional Secured Obligations hereunder.

SECTION 11.  Notices.  All notices and communications hereunder shall be given to the addresses as follows:

Lender:11201 South Susan Drive, Sandy, UT 84092

Grantor:420 East South Temple, Suite 520, Salt Lake City, UT 84111

SECTION 12. Rights and Remedies Cumulative; Non-waiver; etc. The enumeration of the rights and remedies of Lender set forth in this Agreement is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Purchase-Money Note, or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall it be construed to be a waiver of any Event of Default. No course of dealing between Grantor, Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or the Purchase-Money Note or to constitute a waiver of any Event of Default.

SECTION 13. Successors and Assigns. This Agreement is for the benefit of Lender and its permitted successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on Grantor and its successors and assigns; provided that Grantor may not assign any of its rights or obligations hereunder without the prior written consent of Lender.

SECTION 14. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Agreement may be amended unless in writing signed by both Lender and Grantor.

SECTION 15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

SECTION 16. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Utah, without reference to the conflicts or choice of law principles thereof except as required by the UCC.

SECTION 17. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

GRANTOR:

GREAT BASIN SCIENTIFIC, INC.

By:

Ryan Ashton, Chief Executive Officer

LENDER:

UTAH AUTISM FOUNDATION

By: ___________________________________

David Spafford, President

EXHIBIT A

Description of the Equipment

200 Molecular diagnostic analyzers at Great Basin Scientific customer/hospital sites used to diagnose infectious disease using Great Basin Scientific proprietary portrait diagnostic cartridges.

Serial Numbers: 5.47, 5.103, 5.050, 5.171, 5.250, 5.141, 5.157, 5.152, 5.109, 5.074, 5.172, 5.173, 5.124, 5.132, 5.159, 5.201, 5.202, 5.198, 5.49, 5.055, 5.150, 5.197, 5.179, 5.148, 5.183, 5.195, 5.199, 5.46, 5.122, 5.155, 5.156, 5.106, 5.027, 5.57, 5.59, 5.104, 5.190, 5.180, 5.185, 5.181, 5.233, 5.214, 5.189, 5.131, 5.164, 5.166, 5.161, 5.62, 5.100, 5.080, 5.082, 5.211, 5.188, 5.085, 5.072, 5.192, 5.193, 5.196, 5.227, 5.240, 5.229, 5.177, 5.178, 5.200, 5.182, 5.56, 5.113, 5.151, 5.158, 5.217, 5.230, 5.234, 5.248, 5.107, 5.108, 5.236, 5.194, 5.83, 5.213, 5.175, 5.209, 5.125, 5.145, 5.073, 5.060, 5.226, 5.239, 5.210, 5.216, 5.099, 5.121, 5.77, 5.129, 5.037, 5.79, 5.116, 5.165, 5.246, 5.249, 5.112, 5.208, 5.015, 5.65, 5.102, 5.127, 5.105, 5.123, 5.022, 5.039, 5.018, 5.044, 5.117, 5.101, 5.066, 5.25, 5.087, 5.242, 5.142, 5.143, 5.144, 5.139, 5.222, 5.237, 5.110, 5.254, 5.223, 5.278, 5.279, 5.268, 5.215, 5.034, 5.163, 5.130, 5.263, 5.031, 5.069, 5.078, 5.287, 5.253, 5.272, 5.266, 5.176, 5.184, 5.191, 5.235, 5.167, 5.283, 5.098, 5.089, 5.088, 5.220, 5.221, 5.218, 5.174, 5.140, 5.219, 5.225, 5.187, 5.256, 5.257, 5.086, 5.003, 5.205, 5.282, 5.259, 5.169, 5.251, 5.137, 5.138, 5.224, 5.258, 5.245, 5.255, 5.146, 5.269, 5.271, 5.289, 5.290, 5.260, 5.136, 5.275, 5.053, 5.154, 5.267, 5.281, 5.291, 5.203, 5.204, 5.207, 5.61, 5.153, 5.115, 5.277, 5.292, 5.134, 5.231, 5.206, 5.280, 5.262, 5.064

Note: On Great Basin Scientific Excel Spreadsheets the equipment unit serial numbers sometimes appear in the format “GBB50 _ _ _”, so that the serial number above “5.47” would read “GBB50047”, and the serial number above “5.103” would read “GBB50103”, and so on.